EXHIBIT 3.1(b)

AMENDMENT TO

ARTICLES OF INCORPORATION

OF

FELLON-MCCORD ASSOCIATES, INC.

          ANDREW R. FELLON, President, and JOHN C. MCCORD, Secretary of FELLON-MCCORD ASSOCIATES, INC., a Kentucky corporation (herein the "Corporation"), with its principal office located in Louisville, Kentucky, do hereby certify that pursuant to unanimous action in writing by the Board of Directors a resolution setting forth the proposed amendment to the Articles of Incorporation as set forth herein was approved by the Directors, and that said amendment and resolution was submitted to all of the Shareholders of the Corporation who, by unanimous action in writing, adopted the following resolution to amend the Articles of Incorporation:

          Article 2 of the Articles of Incorporation of FELLON-MCCORD ASSOCIATES, INC.,           hereinafter referred to as "the Corporation" is amended to read as follows:

                    The capital stock of this corporation shall be divided into two (2)

                    classes of common stock, no par value, nine thousand five hundred

                    (9,500) shares thereof being known as Class A common stock and five hundred (500) shares thereof being known as Class B common stock. The Class B common stock shall be distinguished from the

                    Class A common stock in that it shall have no voting privileges or power. In all other instances and respects, Class B common stock shall have full rights, privileges and power with Class A common stock. Class A common stock shall have voting power to the extent of one (1) vote for each share of such stock.
          IN WITNESS WHEREOF, ANDREW R. FELLON, President, and JOHN C. MCCORD, Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 3rd day of May, 1995.

                                                                      FELLON-MCCORD ASSOCIATES, INC.

                                                                     By:/s/ Andrew R. Fellon

                                                                          Andrew R. Fellon, President

                                                                     By:/s/ John C. McCord

                                                                          John C. McCord, Secretary

COMMONWEALTH OF KENTUCKY )

                                                                    ) SS

COUNTY OF JEFFERSON                       )

          I, Victor L. Baltzell, a Notary Public, do hereby certify that on this 3rd day of May, 1995, personally appeared before me ANDREW R. FELLON and JOHN C. MCCORD, who being by me first duly sworn, declared that they are the President and Secretary, respectively, of FELLON-MCCORD ASSOCIATES, INC., that they signed the foregoing document as President and Secretary of the corporation, and the statements therein contained are true.

          My commission expires:      June 11, 1999

                                                                     /s/ Victor L. Baltzell
                                                                     NOTARY PUBLIC, State-at-Large, Kentucky

THIS INSTRUMENT PREPARED BY:

/s/ Victor L. Baltzell

VICTOR L. BALTZELL, JR.

MOSLEY, CLARE AND TOWNES

Fifth Floor, Hart Block Building

730 West Main Street

Louisville, KY 40202

Phone: 502-583-7400